CannaSys, Inc. Announces Stock Ticker Symbol Change to MJTK

Denver, CO—December 2, 2014—CannaSys, Inc. (“CannaSys”) today announced that FINRA has approved its name change to CannaSys, Inc. and the Company’s new stock ticker symbol on the OTC Markets.  Effective today, the Company’s common shares will trade under the trading symbol “MJTK” (OTCQB: MJTK).  The previous trading symbol was “TTNS” (OTCQB: TTNS).

About CannaSys, Inc.

CannaSys, Inc. creates, develops, and commercializes innovative technology to solve problems, create opportunities, and streamline the connections among producer, seller, and consumer/patient segments in the cannabis industry.  CannaSys has developed three core offerings to date and is working for industry adoption and monetizing the current set of software and service offerings.  CannaSys plans to develop, acquire, and build partnerships in order to bring innovative software solutions to market in both established and developing medical and recreational cannabis states.  For further information, please visit www.cannasys.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements.  Investors are cautioned that such forward-looking statements involve risks and uncertainties, including continued acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact:

CannaSys, Inc.
Daniel Rogers
Tel:  1-800-420-4866
Email: dan@cannasys.com
Web:  www.cannasys.com